UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2011

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On June 27, 2011, Agenus Inc. announced that results from its Phase I study of HerpV for the treatment of genital herpes will be presented by Dr. David Koelle, professor of medicine in the Division of Allergy and Infectious Diseases at the University of Washington School of Medicine, at the BIO International Convention in Washington, DC. The data will be presented on Tuesday, June 28th during the 10:00 am to 11:30 am session entitled, "Therapeutic and Prophylactic Approaches for the Treatment of HSV-2 Infection." HerpV is an investigational therapeutic vaccine being developed to treat herpes simplex virus-2 (HSV-2), the virus that causes genital herpes in infected patients.

     Results from the Phase 1 HerpV trial demonstrated that the vaccine candidate triggered a cellular immune response, stimulating both CD4+ and CD8+ T cells. A manuscript on the full data set has been submitted to a peer-reviewed journal.

     The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

      99.1 Press Release dated June 27, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
June 27, 2011 (Date)	/s/ GARO H. ARMEN, PHD Garo H. Armen, PhD Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 27, 2011